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                                                                    Exhibit 10.8

                                PROMISSORY NOTE

$1,554,026.50                                  Dated: February 16, 1993

Principal Amount                               State of Florida

     FOR VALUE RECEIVED, the undersigned hereby jointly and severally promise to pay to the order of


          Larry Dean Faw residing at 14400 SW 46th Court, Ocala, Florida, 34473, Telephone Number: 904-347-3947


                                                                   , the sum of

   One Million Five Hundred Forty-Four Thousand Twenty-Six Dollars Fifty Cents

Dollars ($1,554,026.50), together with interest thereon at the rate of 2% per annum on the unpaid balance. Said sum shall be paid in the manner following:


     Single Installment on February 16, 1995 and/or Upon Demand.


     All payments shall be first applied to interest and the balance to principal. This note may be prepaid, at any time, in whole or in part, without penalty. All prepayments shall be applied in reverse order of maturity.


     This note shall at the option of any holder hereof be immediately due and payable upon the failure to make any payment due hereunder within 30 days of its due date.


     In the event this note shall be in default, and placed with an attorney for collection, then the undersigned agree to pay all reasonable attorney's fees and costs of collection. Payments not made within five 5 days of due date shall be subject to a late charge of 3% of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder hereof

14400 SW 46th Court, Ocala, Florida or designated locations.

     The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder to this note, or upon the exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing, and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change of terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State first appearing at the head of this note. The undersigned hereby execute this note as principals and not as sureties.

Signed in the presence of:

/s/ Genevieve H. Faw                        /s/ Studio City Incorporated Holding
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Witness: Genevieve H. Faw                   Studio City Incorporated Holding

                                            /s/ Roger H. Hefler
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                                            Roger H. Hefler/Vice Chairman
                                GUARANTY    Authorized Corporate Officer

                                                                       Corporate
                                                                       Seal
                                                                       Affixed
                                                                       Here